Exhibit 99.1

200 International Circle Suite 3500 Hunt Valley, MD 21030 Phone: 410-427-1700 Fax: 410-427-8800

PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES PRIVATE OFFERING OF SENIOR NOTES

Company Release – 09/16/2015

HUNT VALLEY, MD. – (BUSINESS WIRE) – September 16, 2015 – Omega Healthcare Investors, Inc. (NYSE:OHI) (“Omega”) announced today that it intends to privately offer, subject to market and other conditions, senior unsecured notes in an aggregate principal amount to be determined.

The notes will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States under Regulation S under the Securities Act.

Omega intends to use the net proceeds from the offering to (i) redeem all of its outstanding $575 million aggregate principal amount 6.75% senior notes due 2022 and (ii) repay a portion of its outstanding borrowings under its revolving credit facility. The remainder of the net proceeds, if any, will be used for general corporate purposes.

In connection with the private offering of the notes, Omega will agree to file a registration statement with the Securities and Exchange Commission (the “SEC”) relating to an offer to exchange the notes for publicly tradeable notes having substantially identical terms in accordance with published interpretations of the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The notes to be issued in the offering have not been registered under the Securities Act, or any applicable state laws. Accordingly, the notes may not be offered or sold in the U.S. or to U.S. persons without registration or an applicable exemption under the Securities Act and applicable state securities laws.

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Omega is a real estate investment trust investing in and providing financing to the long-term care industry. As of June 30, 2015, Omega has a portfolio of investments that includes over 900 properties located in 41 states and the United Kingdom and operated by 84 third-party operators.

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This announcement includes forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector; (iii) changes in the financial position of Omega’s operators; (iv) the ability of any of Omega’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) changes in Omega’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) Omega’s ability to maintain its status as a real estate investment trust; (ix) Omega’s ability to manage, re-lease or sell any owned and operated facilities; (x) Omega’s ability to sell closed or foreclosed assets on a timely basis and on terms that allow Omega to realize the carrying value of these assets; (xi) the effect of economic and market conditions generally, and particularly in the healthcare industry; (xii) Omega’s ability to complete its acquisition of Aviv REIT, Inc., which was completed on April 1, 2015; and (xiii) other factors identified in Omega’s filings with the SEC. Statements regarding future events and developments and Omega’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward looking statements. Omega undertakes no obligation to update any forward-looking statements contained in this announcement.

Omega Healthcare Investors

Bob Stephenson, CFO, 410-427-1700